Exhibit10.4

MATERIAL SCIENCES CORPORATION

2012 INCENTIVE COMPENSATION PLAN

RESTRICTED STOCK AGREEMENT

This RESTRICTED STOCK AGREEMENT (this “Agreement”), dated [                    ], is by and between MATERIAL SCIENCES CORPORATION, a Delaware corporation (the “Company”), and [            ] (the “Grantee”).

In accordance with Section 8 of MATERIAL SCIENCES CORPORATION 2012 Incentive Compensation Plan (the “Plan”), and subject to the terms of the Plan and this Agreement, and the 2012 Long-Term Incentive Plan for Non-Employee Directors, the Company hereby grants to the Grantee an award of shares of restricted common stock, par value $0.02 per share, of the Company (the “Shares”) on the terms and conditions as set forth below. All capitalized terms used, but otherwise not defined herein, have the meanings set forth in the Plan.

To evidence the award of Restricted Stock and to set forth its terms, the Company and the Grantee agree as follows:

1. Grant. The Committee hereby grants to the Grantee on [                    ] (the “Grant Date”)              Shares (subject to adjustment as provided in Section 4.2 of the Plan) of Restricted Stock.

2. Vesting of the Shares. Subject to the provisions of Paragraphs 3 and 4 of this Agreement, the Shares shall cease to be restricted and shall become non-forfeitable (thereafter being referred to as “Unrestricted Stock”) on the third anniversary of the Grant Date

Notwithstanding the foregoing provisions of this Paragraph 2, and except as otherwise determined by the Committee, or as provided in the 2012 Long-Term Incentive Plan for Non-Employee Directors, any portion of Shares that is not vested at the time of the Grantee’s Termination of Service with the Company and its Subsidiaries shall be immediately cancelled and forfeited to the Company.

3. Termination of Service. In the event the Grantee incurs a Termination of Service for any reason, the Grantee will have such rights with respect to this Restricted Stock as are provided for in the 2012 Long-Term Incentive Plan for Non-Employee Directors.

4. Change in Control. Upon a Change in Control, the Grantee will have such rights with respect to the Shares of Restricted Stock as are provided for in the 2012 Long-Term Incentive Plan for Non-Employee Directors.

5. Stock Certificates and Escrow. The certificates for the Shares shall be held in escrow by the Company until and to the extent such Shares become Unrestricted Stock. The Shares and the related certificates, together with any assets or securities held in escrow hereunder, will either be (a) surrendered to the Company for cancellation to the extent such Shares are forfeited by the Grantee pursuant to the terms of the Plan or this Agreement or (b) released to the Grantee to the extent such Shares become Unrestricted Stock pursuant to Paragraph 2, 3 or 4 above.

6. Limitation Upon Transfer. The Restricted Stock and all rights granted hereunder shall not (a) be transferred by the Grantee, other than by will, by the laws of descent and distribution; (b) be otherwise assigned, pledged or hypothecated in any way; and (c) be subject to execution, attachment or similar process. Any attempt to transfer the Restricted Stock, other than by will or by the laws of descent and distribution, or to assign, pledge or hypothecate or otherwise dispose of such Restricted Stock or of any rights granted hereunder contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this Award or such rights, shall be void and unenforceable against the Company or any Subsidiary; provided, however, that the Grantee may designate a Beneficiary to receive benefits in the event of the Grantee’s death.

7. Tax Consequences.

A. Code Section 83(b). The Grantee understands that, at his or her option, he or she is entitled to make the election permitted under Code Section 83(b), to include in gross income in the taxable year that includes the Grant Date, the Fair Market Value of such Shares at the time of grant, notwithstanding that such Shares are, due to the Restrictions, subject to a substantial risk of forfeiture within the meaning of the Code.

B. General. The Grantee acknowledges and agrees that the Grantee is responsible for all taxes and tax consequences with respect to the grant of the Shares or the lapse of Restrictions otherwise imposed by this Agreement. The Grantee further acknowledges that it is the Grantee’s responsibility to obtain any advice that the Grantee deems necessary or appropriate with respect to any and all tax matters that may exist as a result of the grant of the Shares or the lapse of restrictions otherwise imposed by this Agreement. Notwithstanding any other provision of this Agreement, the Shares, together with any other assets or securities held in escrow hereunder, shall not be released to the Grantee unless, as provided in Section 17 of the Plan, the Grantee shall have paid to the Company, or made arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to the grant of the Shares or the lapse of restrictions otherwise imposed by this Agreement.

8. Amendment. No discontinuation, modification, or amendment of the Plan may, without the written consent of the Grantee, adversely affect the rights of the Grantee under this Agreement, except as otherwise provided under the Plan. This Agreement may be amended as provided under the Plan, but no such amendment shall adversely affect the Grantee’s rights under the Agreement without the Grantee’s written consent, unless otherwise permitted by the Plan.

9. Rights as a Stockholder. The Grantee shall be entitled to receive any dividends that become payable on or after the Grant Date with respect to the Shares; provided, however, that no dividends shall be payable (a) with respect to the Shares on account of record dates occurring prior to the Grant Date, and (b) with respect to forfeited Shares on account of record dates occurring on or after the date of such forfeiture. The Grantee shall be entitled to vote the Shares on or after the Grant Date to the same extent as would have been applicable to the Grantee if the Shares had then been Unrestricted Shares; provided, however, that the Grantee shall not be entitled to vote (i) the Shares on account of record dates occurring prior to the Grant Date, and (ii) with respect to forfeited Shares on account of record dates occurring on or after the date of such forfeiture.

10. Compliance with Laws and Regulations. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates for Shares, unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority, and the requirements of any exchange upon which the Common Stock is traded. The Company may require, as a condition of the issuance and delivery of such certificates and in order to ensure compliance with such laws, regulations, and requirements, that the Grantees make such covenants, agreements, and representations as the Company, in its sole discretion, considers necessary or desirable.

11. Employment Rights. This Agreement is not a contract of employment, and the terms of employment of the Grantee or other relationship of the Grantee with the Company shall not be affected in any way by this Agreement except as specifically provided herein. The execution of this Agreement shall not be construed as conferring any legal rights upon the Grantee for a continuation of an employment or other relationship with the Company, nor shall it interfere with the right of the Company to discharge the Grantee and to treat him or her without regard to the effect which such treatment might have upon him or her as a Grantee.

12. Disclosure Rights. Except as required by applicable law, the Company (or any of its affiliates) shall not have any duty or obligation to disclose affirmatively to a record or beneficial holder of Common Stock, Restricted Stock or Unrestricted Stock, and such holder shall have no right to be advised of, any material information regarding the Company at any time prior to, upon or in connection with receipt of the Shares.

13. Successors and Assigns. Except as otherwise expressly set forth in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the succeeding administrators, heirs and legal representatives of the Grantee and the successors and assigns of the Company.

14. No Limitation on Rights of the Company. This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

15. Notices. Any communication or notice required or permitted to be given hereunder shall be in writing, and, if to the Company, to its principal place of business, attention: Secretary, and, if to the Grantee, to the address appearing on the records of the Company. Such communication or notice shall be delivered personally or sent by certified, registered, or express mail, postage prepaid, return receipt requested, or by a reputable overnight delivery service. Any such notice shall be deemed given when received by the intended recipient. Notwithstanding the foregoing, any notice required or permitted hereunder from the Company to the Grantee may be made by electronic means, including by electronic mail to the Company-maintained electronic mailbox of the Grantee, and the Grantee hereby consents to receive such notice by electronic delivery. To the extent permitted in an electronically delivered notice described in the previous sentence, the Grantee shall be permitted to respond to such notice or communication by way of a responsive electronic communication, including by electronic mail.

16. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by and enforced in accordance with the laws of the State of Delaware (other than its laws respecting choice of law).

17. Receipt of Plan. The Grantee acknowledges receipt of a copy of the Plan, and represents that the Grantee is familiar with the terms and provisions thereof, and hereby accepts the Shares subject to all the terms and provisions of this Agreement and of the Plan. The Shares are granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Shares shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan, this Agreement, the 2012 Long-Term Incentive Plan for Non-Employee Directors and its interpretation and determination shall be conclusive and binding upon the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

18. Condition to Return Signed Agreement. This Agreement shall be null and void unless the Grantee signs, dates, and returns this Agreement to the Company on or before the 33rd day following the earliest of the date this Agreement is (a) placed in the mail addressed to the Grantee at his or her home address (as contained in the Company’s records); (b) delivered to the Grantee at his or her e-mail address as contained in the Company’s e-mail directory; or (c) hand delivered to the Grantee.

19. Construction. Notwithstanding any other provision of this Agreement, this Agreement is made and the Shares are granted pursuant to the Plan and are in all respects limited by and subject to the express provisions of the Plan, as amended from time to time. To the extent any provision of this Agreement is inconsistent or in conflict with any term or provision of the Plan, the Plan shall govern. The interpretation and construction by the Committee of the Plan, this Agreement and any such rules and regulations adopted by the Committee for purposes of administering the Plan, shall be final and binding upon the Grantee and all other persons.

20. Entire Agreement. This Agreement, together with the Plan and the 2012 Long-Term Incentive Plan for Non-Employee Directors, constitute the entire obligation of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understanding with respect to this transaction.

21. Waiver; Cumulative Rights. The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

22. Counterparts. This Agreement may be signed in two counterparts, each of which shall be an original, but both of which shall constitute but one and the same instrument.

23. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

24. Severability. If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision were omitted.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first written above.

MATERIAL SCIENCES CORPORATION

By:
Name:
Title:

Grantee

By:
Name:
Title: